UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): January 31, 2019

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

ENB FINANCIAL CORP

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2019, Donald Z. Musser, a Class B Director, submitted his resignation, effective April 18, 2019, from the Boards of Directors of ENB Financial Corp (the “Corporation”) and Ephrata National Bank (the “Bank”), the Corporation’s wholly-owned subsidiary. Mr. Musser has served as a member of the Corporation’s and the Bank’s Boards of Directors since 2007.

The resignation was not the result of any disagreement with the Corporation or the Bank on any matter relating to their operations, policies or practices.

ENB FINANCIAL CORP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: January 31, 2019	/s/ Scott E. Lied
Scott E. Lied
Treasurer
(Principal Financial Officer)